Exhibit 10.16

EACH HOLDER PARTY HERETO IS PARTY TO A SUBORDINATION AGREEMENT WITH RUNWAY GROWTH CREDIT FUND INC. AND ENFORCEMENT OF THIS PROMISSORY NOTE AND PAYMENT HEREUNDER IS SUBJECT TO SUCH SUBORDINATION AGREEMENT.

OUSTER, INC.

PROMISSORY NOTE

January 27, 2021	$5,000,000

Effective as of the date set forth above (the “Effective Date”), Ouster, Inc., a Delaware corporation (the “Company”), for value received, promises to pay to each holder signatory hereto or its registered assigns (each a “Holder”), the sum of such Holder’s Commitment, plus interest thereon from the Effective Date of this Promissory Note (this “Note”) until paid at an annual interest rate, calculated on the basis of a 360 day year, equal to the lesser of (i) the Applicable Rate (as defined below) and (ii) the highest rate permitted by applicable law. Subject to the terms herein, the entire outstanding principal hereof and all accrued but unpaid interest thereon (the “Loans”) shall be payable in full on July 27, 2021 (the “Maturity Date”).

The following is a statement of the rights of each Holder and the conditions to which this Note is subject, and to which each Holder, by the acceptance of this Note, agrees:

1. Definitions. As used in this Note, the following terms, unless the context otherwise requires, have the following meanings:

1.1 “Applicable Rate” means a variable annual rate equal to the applicable LIBOR, plus 8.50%, provided that if, at any time, the Required Holders have determined that (x) the Required Holders are unable to determine or ascertain the LIBOR, or (y) by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars in the applicable amounts or for the relative maturities are not being offered for the LIBOR period, or (z) the Applicable Rate will not accurately or fairly cover or reflect the cost to Holders of maintaining any of the obligations under this Note based upon the Applicable Rate as determined by reference to LIBOR, then the Required Holders shall promptly give notice thereof to the Company, and, until the Required Holders have determined that such conditions or circumstances no longer exist, whereupon the Required Holders shall promptly so notify the Company, the Applicable Rate shall be the Prime Rate plus 6.00% during such period of time.

1.2 “Commitment” means, as to any Holder, the aggregate principal amount of Loans committed to be made by such Holder, as set forth on Schedule 1 hereto.

1.3 “De-SPAC Transaction” means the transactions entered into pursuant to the Agreement and Plan of Merger, dated December 21, 2020, by and among Colonnade Acquisition Corp., a Cayman Islands exempted company limited by shares (“CLA”), Beam Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of CLA (“Merger Sub”), and the Company, whereby Merger Sub will merge with and into the Company, the separate corporate existence of Merger Sub will cease and the Company will be the surviving corporation and a wholly owned subsidiary of CLA.

1.4 “LIBOR” means the greater of (i) 2.25% and (ii) the rate per annum equal to the ICE Benchmark Administration Limited LIBOR Rate, as published by Reuters (or another commercially available source providing quotations of LIBOR as reasonably determined by the Required Holders from time to time) for U.S. dollar deposits (for delivery on the fifteenth (15th) day of the applicable month) with a term of three (3) months, at approximately 11:45 a.m. (City of London time).

1.5 “Prime Rate” means, at any time, the greater of (i) the rate of interest noted in The Wall Street Journal, Money Rates section, as the “Prime Rate”, and (ii) 4.75%. In the event that The Wall Street Journal quotes more than one rate, or a range of rates, as the Prime Rate, then the Prime Rate shall mean the average of the quoted rates. In the event that The Wall Street Journal ceases to publish a Prime Rate, then the Prime Rate shall be the average of the three (3) largest U.S. money center commercial banks, as determined by the Required Holders.

1.6 “Required Holders” shall mean the Holders of a majority of the aggregate outstanding principal amount of all Loans then outstanding.

1.7 “Senior Loan Agreement” means that certain Loan and Security Agreement, dated as of November 27, 2018, by and among the Company, the lenders party thereto and Runway Growth Credit Fund Inc., a Maryland corporation, as administrative agent and collateral agent, as the same may from time to time be amended, modified, supplemented, extended, renewed, restated or replaced.

2. Interest Payments. The Company shall pay all accrued and unpaid interest on the earlier of the Repayment Date (defined below) or the Maturity Date.

3. Defaults. The Required Holders may declare the Loans immediately due and payable, by a notice in writing to the Company if any of the following events shall occur:

3.1 default in the payment of principal of the Note or accrued interest thereon payable under the Note, or any portion thereof, when due; or

3.2 the occurrence of any Event of Default (as defined in the Senior Loan Agreement) under the Senior Loan Agreement.

4. Miscellaneous.

4.1 Waiver and Amendment. Any provision of this Note may be amended, waived or modified only upon the written consent of the Company and the Required Holders.

4.2 Restrictions on Transfer; Assignment. No Holder may transfer or assign all or any part of this Note without the approval of the Company. This Note may only be transferred in compliance with applicable state and federal laws. The applicable Holder shall notify the Company in writing in advance of any proposed transfer. All rights and obligations of the Company and each Holder shall be binding upon and benefit the successors, assigns, heirs and administrators of the parties.

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4.3 Fees and Expenses. All expenses incurred in connection with this Note, including attorneys’ fees, shall be paid by the parties incurring such expenses.

4.4 Governing Law. This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York. Each party hereto consents to exclusive jurisdiction and venue in the State and Federal courts in New York County, City of New York, New York, for any suit or proceeding relating to, arising out of or arising under this Note; such courts shall have the sole and exclusive in personam, subject matter and other jurisdiction in connection with such suit or proceeding and venue shall be appropriate for all purposes in such courts.

4.5 Prepayment.

(a) The Loans, together with accrued interest, shall be repaid in full upon the earlier of (i) the consummation of the De-SPAC Transaction (the “Repayment Date”) and (ii) the Maturity Date.

(b) The Loans may be prepaid by the Company prior to the earlier of Repayment Date and the Maturity Date without the consent of the Required Holders.

4.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be conclusively deemed effectively given upon personal delivery or delivery by courier, or on the first business day after transmission if sent by confirmed facsimile transmission or electronic mail transmission, or five business days after deposit in the United States first class mail, by registered or certified mail, postage prepaid, addressed as set forth below the Company’s or the applicable Holder’s name, as applicable, on the signature page hereto, or at such other address as the Company or such Holder may designate by 10 business days’ advance written notice to the other party hereto.

4.7 Severability. If one or more provisions of this Note are held unenforceable under applicable law, such provision shall be excluded from this Note and the balance of this Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

4.8 Heading; References. All headings used herein are used for convenience only and shall not be used to construe or interpret this Note. Except where otherwise indicated, all references herein to Sections refer to Sections hereof.

4.9 Tax Forms. Prior to the time it acquires any interest in a Loan, each Holder will deliver to the Company a duly completed IRS Form W-9.

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4.10 Entire Agreement. This instrument represents the entire agreement between the parties hereto with respect to this Note and its terms and conditions.

4.11 Counterparts. This Note may be executed in counterparts, all of which together will constitute one and the same agreement. Delivery of an executed counterpart of a signature page of this Note by facsimile, portable document format (.pdf) or other electronic transmission will be as effective as delivery of a manually executed counterpart hereof.

[Remainder of Page Intentionally Left Blank]

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IN WITNESS WHEREOF, the Company has caused this Note to be issued as of the Effective Date.

Company:	OUSTER, INC.
a Delaware corporation

	By:	/s/ Anna Brunelle
	Name:	Anna Brunelle
	Title:	Chief Financial Officer

Address:

350 Treat Avenue
San Francisco, CA 94110
Attention: Myra Pasek, General Counsel
Email: [***]

[Signature Page to Promissory Note]

Holder:	COX INVESTMENT HOLDINGS, INC.

	By:	/s/ Luis A. Avila
	Name:	Luis A. Avila
	Title:	Assistant Secretary

Address:	6205 Peachtree Dunwoody Rd.
Atlanta, GA 30328
Email:	[***]

[Signature Page to Promissory Note]

Holder:	TAO INVEST II LLC

	By:	/s/ Nick Pritzker
	Name:	Nick Pritzker
	Title:	Partner

Address:	1 Letterman Drive, Building C
Suite 420
San Francisco, CA 94129
Telephone:	[***]
Facsimile:
Email:	[***]

[Signature Page to Promissory Note]

Holder:	GAC ACQUISITION LLC

	By:	/s/ Riaz Valani
	Name:	Riaz Valani
	Title:	Director

Address:	500 108th Ave NE
Suite 1100
Bellevue, WA 98004
Telephone:
Facsimile:
Email:	[***]

[Signature Page to Promissory Note]

Holder:	BANYAN VENTURE HOLDINGS LLC

	By:	/s/ Krishna Kantheti
	Name:	Krishna Kantheti
	Title:	Director

Address:	500 108th Ave NE
Suite 1100
Bellevue, WA 98004
Telephone:
Facsimile:
Email:	[***]

[Signature Page to Promissory Note]

Holder:	ZACHARY FRANKEL

/s/ Zachary Frankel
[Signature]

Address:	874 Walker Road
Suite C
Dover, DE 19904
Telephone:
Facsimile:
Email:	[***]

[Signature Page to Promissory Note]

Holder:	SHARING LLC OUSTER BRIDGE PS

	By:	/s/ Jacob Goldfield
	Name:	Jacob Goldfield
	Title:	Manager

Address:	33 Union Square West #11
New York, NY 10003
Telephone:
Facsimile:
Email:	[***]

[Signature Page to Promissory Note]

SCHEDULE 1

COMMITMENTS

HOLDER	COMMITMENT
Cox Investment Holdings, Inc.	$867,597.44
Tao Invest II LLC	$817,886.22
GAC Acquisition LLC	$70,923.57
Banyan Venture Holdings LLC	$1,895,542.84
Zachary Frankel	$545,830.28
Sharing LLC Ouster Bridge PS	$802,219.65

AGGREGATE COMMITMENTS:	$5,000,000.00